UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COOPERATIVE BANKSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 28, 2006

Dear Stockholder:

We invite you to attend the Annual Meeting of Stockholders of Cooperative Bankshares, Inc. to be held at the Hilton Wilmington Riverside, 301 North Water Street, Wilmington, North Carolina, on Friday, April 28, 2006 at 11:00 a.m.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as, representatives of Dixon Hughes PLLC, the Company’s independent auditors, will be present to respond to appropriate questions the stockholders may have.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you plan to attend the annual meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important!

Sincerely,

/s/ Frederick Willetts, III

Frederick Willetts, III President and Chief Executive Officer

COOPERATIVE BANKSHARES, INC.

201 Market Street

Wilmington, North Carolina 28401

(910) 343-0181

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 28, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cooperative Bankshares, Inc. will be held at the Hilton Wilmington Riverside, 301 North Water Street, Wilmington, North Carolina, on Friday, April 28, 2006 at 11:00 a.m.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of two directors to a three-year term of office;

2.	Ratification of the selection of Dixon Hughes PLLC as independent registered public accounting firm for fiscal year 2006; and

3.	The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. The Board of Directors has fixed March 1, 2006 as the record date for determination of the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Linda B. Garland
Vice President and Secretary

Wilmington, North Carolina

March 28, 2006

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

of

COOPERATIVE BANKSHARES, INC.

201 Market Street

Wilmington, North Carolina 28401

ANNUAL MEETING OF STOCKHOLDERS

April 28, 2006

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cooperative Bankshares, Inc. (“Bankshares”), the holding company for Cooperative Bank (the “Bank”), to be used at the Annual Meeting of Stockholders of the Company which will be held at the Hilton Wilmington Riverside, 301 North Water Street, Wilmington, North Carolina, on Friday, April 28, 2006 at 11:00 a.m. Bankshares, the Bank and the Bank’s subsidiaries are collectively referred to as the Company. The accompanying Notice of Annual Meeting and this proxy statement are being first mailed to stockholders on or about March 28, 2006.

VOTING AND REVOCABILITY OF PROXIES

Who Can Vote at the Annual Meeting

You are entitled to vote your Bankshares common stock if the records show that you held your shares as of the close of business on March 1, 2006. As of the close of business on March 1, 2006, a total of 4,312,952 shares of common stock were outstanding. Each share of common stock has one vote. If your stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Attending the Annual Meeting

If you are a stockholder as of the close of business on March 1, 2006, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are examples of proof of ownership. If you want to vote your shares of Bankshares common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The annual meeting will be held only if there is a quorum present. A quorum exists if a majority of the outstanding shares of common stock entitled to vote are represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld will have the same effect as a negative vote while broker non-votes will have no effect on the outcome of the election. In voting on the ratification of the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The ratification of the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the voting.

Voting by Proxy

The Board of Directors of Bankshares are sending you this proxy statement for the purpose of requesting that you allow your shares of common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Bankshares common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board of Directors. The Board of Directors recommends a vote FOR each of the nominees for director and for the ratification of Dixon Hughes PLLC as the Company’s independent registered accounting firm for fiscal year 2006.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Bankshares common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. Bankshares does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise Linda Garland, Corporate Secretary of Bankshares in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in and of itself constitute revocation of your proxy. If your Bankshares common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after your have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

Participants in the Bank’s ESOP

If you have an employee stock ownership account (“ESOP Account”) in the Cooperative Bank for Savings, Inc., SSB 401(k) Supplemental Retirement Plan (the “Plan”), you will receive a voting instruction form for the Plan that reflects all shares you may direct the Plan trustee to vote on your behalf under the Plan. Under the terms of the Plan, the Plan trustee votes all shares held in ESOP Accounts by the Plan, but each Plan participant holding shares in an ESOP Account may direct the trustee how to vote the shares of common stock allocated to his or her ESOP Account. The Plan trustee, subject to the exercise of its fiduciary duties, will vote all allocated shares of Company common stock held by the Plan in ESOP Accounts for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to each plan’s trustee is April 15, 2006.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth, as of March 1, 2006, certain information as to those persons who were beneficial owners of more than 5% of Bankshares’ outstanding shares of common stock and by all executive officers and directors as a group. Management knows of no person other than those set forth in the table below, who owned more than 5% of the outstanding shares of common stock as of March 1, 2006. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Percent of Shares of Common Stock Outstanding (3)
Frederick Willetts, III
201 Market Street
Wilmington, North Carolina 28401	730,385	(1) (2)	43,000	17.75%

Jeffrey L. Gendell
Tontine Financial Partners, L.P.
Tontine Management, L.L.C.
200 Park Avenue
New York, New York 10166	378,000	(4)	—	8.76%

Cooperative Bank
401(k) Supplemental Retirement Plan
201 Market Street
Wilmington, North Carolina 28401	319,533		—	7.41%

All Executive Officers and Directors as a group (11 persons)	1,024,545		214,556	27.37%

(1)	Includes common stock held in joint tenancy; common stock owned as tenants in common; common stock owned or held by a spouse or other member of the individual’s household; common stock allocated through an employee benefit plan; and common stock owned by businesses in which the officer or director is an officer or majority stockholder, or as a custodian or trustee, or by spouses as a custodian or trustee, over which shares such officer or director effectively exercises sole or shared voting and/or investment power, unless otherwise indicated.
(2)	Includes 31,556 shares of Common Stock owned by trusts for which Mr. Willetts serves as sole trustee. Also includes 183,911 shares of Common Stock held in 401(k) Savings Accounts and 135,622 shares held in ESOP Accounts in the 401(k) Plan because, as trustee of the 401(k) Plan, Mr. Willetts has sole voting power with respect to 183,911 shares held in 401(k) Savings Accounts (including 19,038 shares held in Mr. Willetts’ 401(k) Savings Account) and as trustee of the 401(k) Plan, Mr. Willetts has sole dispositive power over 135,622 shares of Common Stock held by participants in ESOP Accounts in the 401(k) Plan (including 15,989 shares held in his ESOP Account). Includes 105,465 shares of Common Stock held by the Eleanor J. H. Willetts Irrevocable Trust for which Mr. Willetts serves as co-trustee and 31,077 shares held by the Frederick Willetts, III, Helen Margaret Willetts and Elizabeth Messick Willetts Trust for which Mr. Willetts serves as co-trustee. Also includes 2,277 shares of Common Stock owned by Mr. Willetts’ spouse and 671 shares of Common Stock for which his spouse serves as custodian for their children. Due to the fact that Mr. Willetts holds general powers of attorney for his mother and his two sisters, he may also be deemed to share voting and dispositive power with respect to: (i) 81,750 shares of Common Stock held by his mother and her IRA account; (ii) 18,885 shares of Common Stock held by his sister, Helen Margaret Willetts and 2,282 shares of Common Stock for which she serves as custodian and trustee; and (iii) 3,234 shares of Common Stock owned by his sister, Elizabeth M. Willetts.

(3)	The percentage of common stock outstanding was calculated based on 4,312,952 shares of common stock issued and outstanding as of March 1, 2006 and assumes the exercise by the shareholder or group of all options to purchase common stock held by such shareholder or group and exercisable within 60 days.
(4)	Based on Amendment No. 3 to the Schedule 13G filed with the SEC by Jeffrey L. Gendell, Tontine Financial Partners, L.P. and Tontine Management, L.L.C., as a group, on February 4, 2003 as adjusted for the 3-for-2 stock split paid on February 24, 2005.

SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information as of March 1, 2006 about Bankshares common stock that may be considered to be beneficially owned by each director, each nominee for director, each executive officer named in the summary compensation table and all directors and executive officers as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (Excluding Options) (1)		Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding (2)
Directors
Paul G. Burton	19,854		20,000	0.92%
Russell M. Carter	20,142		5,000	0.58%
F. Peter Fensel, Jr.	21,985		20,000	0.97%
James D. Hundley	34,927		20,000	1.27%
H. Thompson King, III	24,162		15,750	0.92%
R. Allen Rippy	14,376		20,000	0.80%
Frederick Willetts, III	730,385	(3)	43,000	17.75%
O. Richard Wright, Jr.	58,672		17,000	1.75%
Named Executive Officers who are not also Directors
O. C. Burrell, Jr.	63,807		15,556	1.83%
Todd L. Sammons	13,436		18,750	0.74%
Dickson B. Bridger	22,799		19,500	0.98%
All Directors and Executive Officers as a group (11 persons)	1,024,545		214,556	27.37%

(1)	Includes common stock held in joint tenancy; common stock owned as tenants in common; common stock owned or held by a spouse or other member of the individual’s household; common stock allocated through an employee benefit plan of the Bankshares; and common stock owned by businesses in which the director is an officer or majority stockholder, or as a custodian or trustee, or by spouses as a custodian or trustee, over which shares the director effectively exercises sole or shared voting and/or investment power, unless otherwise indicated.
(2)	The percentage of common stock outstanding was calculated based on 4,312,952 shares of common stock issued and outstanding as of March 1, 2006 and assumes the exercise by the shareholder or group of all options to purchase common stock held by such shareholder or group and exercisable within 60 days.
(3)	See Footnote 2 on Page 3 for a description of the shares beneficially owned by Mr. Willetts.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Bankshares’ Board of Directors is currently composed of eight members. Pursuant to the Bankshares Articles of Incorporation, the Board of Directors is divided into three classes which shall be as nearly equal in number as possible. The terms of only one class of directors expires at each annual meeting. Bankshares’ Articles of Incorporation generally provide that directors are to be elected for terms of three years and until their successors are elected and qualified. Under the listing standards of the NASDAQ Stock Market, each of the directors is considered “independent” with the exception of Mr. Willetts, the President and Chief Executive Officer. Two directors will be elected at the Annual Meeting to serve for a three-year period, and until their respective successors have been elected and qualified. The Board of Directors has nominated to serve as directors Frederick Willetts, III and F. Peter Fensel, Jr. to serve for three-year terms. It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

The Board of Directors recommends a vote “FOR” the election of all nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each biography is as of December 31, 2005. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of Bankshares.

NOMINEES FOR ELECTION OF DIRECTORS

The following nominees are standing for election for terms ending in 2009:

Frederick Willetts, III has been employed by the Bank since 1972 and has served as the Chief Executive Officer and President since June 1, 1991. He was named Chairman of the Board during 1998. Mr. Willetts is past Chairman of the North Carolina Bankers Association and served on the Board of Directors of America’s Community Bankers. He has served on the Thrift Institutions Advisory Council to the Federal Reserve Board, as President of the Southeastern Conference of the U.S. Savings and Loan League, the Greater Wilmington Chamber of Commerce, the Foundation of the Episcopal Diocese of East Carolina, Vice Chairman of the Foundation of the University of North Carolina at Wilmington and as President of Wilmington Industrial Development (Committee of 100). Mr. Willetts was the recipient of the New Hanover Distinguished Service Award in 1987, the “Five Outstanding Young North Carolinians” Award in 1988, the Glen Troop Award for outstanding public service to the thrift industry in 1990 and the Wilmington Good Citizenship Award in 1994. He currently serves on the North Carolina Banking Commission and is a Director of the Federal Home Loan Bank of Atlanta. Age 56, Director since 1976.

F. Peter Fensel, Jr. is President of F. P. Fensel Supply Company in Wilmington, North Carolina. He has served as President of the North Carolina Azalea Festival, the Cape Fear Sertoma Club, Wilmington Industrial Development and the Brigade Boys Club. He was Vice President of the Greater Wilmington Chamber of Commerce and has served as a board member of Plantation Village, Cape Fear Area United Way, First Citizens Bank (Wilmington, NC) Local Advisory Board, Historic Wilmington Foundation, Foundation of the University of North Carolina at Wilmington and the Bellamy Mansion. He currently serves as Chairman of the Board of the Louise Wells Cameron Art Museum. He also serves on the National Advisory Council for Bando America Corporation and Parker Hannifin Corporation. Age 56, Director since 1990.

The following directors have terms expiring in 2008:

Paul G. Burton is President of Burton Steel Company of Wilmington, North Carolina. He is a native of Wilmington and a graduate of North Carolina State University. Mr. Burton is active in the National Society of Professional Engineers. He is a past President of the North Carolina Azalea Festival. He has served on the Governor’s Board for Travel and Tourism, the Mayor’s Task Force on Economic Development, the North Carolina Ports Railway Commission, the Wilmington Industrial Development Commission and currently serves as Chairman of the Airport Authority Board. Age 70, Director since 1992.

H. Thompson King, III was named President of Hanover Iron Works, Inc. in 1982. He joined the firm in 1973, representing a fourth generation succession of the founders of the company. He holds an undergraduate degree in Economics from North Carolina State University and a Masters Business Administration degree from the University of North Carolina at Chapel Hill. Hanover Iron Works, Inc. specializes in metal fabrication and roofing. Mr. King is a native of Wilmington, North Carolina. He has served as President of Carolina Roofing and Sheet Metal Contractors Association, the New Hanover County Airport Authority and was Vice President of the Wilmington Chamber of Commerce. He currently serves as a trustee on the Self Insurers Fund of the Carolina Roofing and Sheet Metal Contractors Association. Age 63, Director since 1990.

R. Allen Rippy is Vice President of Rippy Cadillac Oldsmobile, Inc., managing partner of Autopark Associates, co-dealer for Cadillac of Wilmington, retailer for Hummer of Wilmington, Saab of Wilmington and Saturn of Wilmington. He is currently serving on the University of North Carolina at Wilmington Board of Trustees. He is a past member of the YMCA Board of Directors, North Carolina Automobile Dealer Association Board of Directors and a Deacon at First Presbyterian Church. Age 54, Director since 1997.

The following directors have terms ending in 2007:

James D. Hundley, M.D. is the senior partner of the Wilmington Orthopaedic Group, Co-Founder and Medical Advisor for Orthopaediclist.com (an orthopaedic surgery website), and Treasurer/Vice Chairman of the Board of Wilmington Industrial Development, Inc. He is past president of the North Carolina Orthopaedic Association, the UNC Medical Alumni Association, the New Hanover-Pender Medical Society, the Cape Fear Academy Board of Trustees, and the Wilmington Rotary Club; past Chief of Staff of the New Hanover Regional Medical Center; past chairman of the New Hanover Public Library Advisory Board; and was Athletic Team Physician for the University of North Carolina at Wilmington for over twenty years. He is the director of the Rotary/Orthopaedic Crippled Children’s Clinic and is a member of the American Orthopaedic Association, the American Academy of Orthopaedic Surgeons, and a number of other medical associations. He is also a member of the National Board for Certification of Orthopaedic Physician Assistants, a member of the N.C. Osteoporosis Prevention Task Force, a Clinical Assistant Professor in the Department of Orthopaedics at UNC Hospitals in Chapel Hill and an adjunct professor at UNC-Wilmington. He has received a Distinguished Service Award from the UNC School of Medicine. Dr. Hundley has been listed in each cycle of the BEST DOCTORS IN AMERICA, SOUTHEAST REGION, 1996-2005. Age 64, Director since 1990.

O. Richard Wright, Jr. is the senior partner in the law firm of McGougan, Wright, Worley, Harper and Bullard, established in Tabor City, North Carolina in 1932, and has been associated with the firm since 1971. Other offices are in Whiteville, North Carolina and North Myrtle Beach, South Carolina. Mr. Wright is the owner of Flat Bay Farms and is co-owner of residential and commercial rental property firms known as FBIC. Mr. Wright served in the North Carolina House of Representatives for seven terms during the years 1974 to 1988. He serves on the Board of Directors of a number of civic and community organizations including the Tabor City Committee of 100, the Southeastern Community College Foundation, the Lewis A. Sikes Foundation, the Olive Battle Wright Scholarship Foundation, the Columbus County Committee of 100, and the Cape Fear Council Boy Scouts of America. Mr. Wright has served as President of the Law Alumni Association of the University of North Carolina at Chapel Hill, as President of the Tabor City Civitan Club, as President of the Southeastern Genealogical Society and as President of the Southeastern Community College Foundation. In January 2000 he was named Outstanding Citizen of the Year by the Greater Tabor City Chamber of Commerce. In March 2001, he was granted the Silver Beaver Award by the Cape Fear Council, Boy Scouts of America. Age 61, Director since 1992.

Russell M. Carter is President of Atlantic Corporation, a converter and distributor of industrial paper and packaging materials, with facilities in Tabor City, Wilmington, Raleigh, Greensboro, Charlotte and Hickory, North Carolina, Charleston and Greenville, South Carolina, and Atlanta, Georgia. He has managed Atlantic for the past 30 years. Mr. Carter has served on numerous civic and community boards including United Carolina Bank Holding Company and BB&T North Carolina Board. He served as President of Cape Fear Academy and the Boy Scouts Executive Committee. He currently serves as Chairman of the Wilmington Industrial Development Committee (Committee of 100), is Secretary for the Board of Trustees for University of North Carolina-Chapel Hill, and the Journalism School Board of Visitors and is an Elder in First Presbyterian Church of Wilmington. Age 56, Director since 2001.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of Bankshares conducts business through meetings and through activities of its committees. During fiscal year ended December 31, 2005, the Board of Directors held 12 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such member served during the period.

Bankshares’ Audit Committee, consisting of Directors Burton, King and Fensel, meets periodically with the independent auditors and management to review accounting, auditing, internal control structure and financial reporting matters. All of the members of the Audit Committee are “independent” as defined under the listing standards of the NASDAQ Stock Market. The Board of Directors has also determined that Directors King, Fensel and Burton qualify as Audit Committee members with financial sophistication as defined under the listing standards of the NASDAQ Stock Market. The Board of Directors has determined that the Audit Committee does not have a member who is an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission. While the Board recognizes that no individual Board member meets the qualifications required of an “audit committee financial expert,” the Board believes that appointment of a new director to the Board of Directors and to the Audit Committee at this time is not necessary as the level of financial knowledge and experience of the current members of the Audit Committee, including the ability to read and understand fundamental financial statements, is cumulatively sufficient to discharge adequately the Audit Committee’s responsibilities.

The Audit Committee met six times during the fiscal year ended December 31, 2005, to examine and approve the audit report prepared by the independent auditors, to review and recommend the independent auditors to be engaged and to review internal accounting controls. The amended and restated Audit Committee Charter is available to security holders on the Company’s website at www.coop-bank.com.

The Nominating Committee is comprised of all of the directors who are “independent” as defined under the listing standards of the NASDAQ Stock Market and who are not nominees for a given year’s director election. The Nominating Committee selects nominees for election as directors. For this year’s annual meeting the directors who are serving on the Nominating Committee are: James D. Hundley, O. Richard Wright, Jr., Russell M. Carter, Paul G. Burton, H. Thompson, King, III and R. Allen Rippy. The Board of Directors has adopted a charter for its Nominating Committee which governs its composition and responsibilities. The Nominating Committee charter is available to security holders on the Company’s website at www.coop-bank.com.

In its deliberations, the Nominating Committee considers a candidate’s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Company’s market area. Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies in the Board, the Nominating Committee solicits its then current directors for the names of potential qualified candidates. The Nominating Committee may also ask its directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates’ qualifications and the Nominating Committee’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director. In the event a stockholder has submitted a proposed nominee, in accordance with the procedures in Bankshares’ Bylaws, the Nominating Committee would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Nominating Committee would evaluate nominees for director recommended by the Board of Directors.

The Nominating Committee will consider director candidates recommended by security holders in accordance with Section 15 of Bankshares’ Bylaws. Section 15 of the Bylaws provides that, except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the Nominating Committee shall deliver written nominations to the Secretary of the Company at least twenty days prior to the date of the annual meeting. Provided that the Nominating Committee makes its nominations, no nominations for directors except those made by the Nominating Committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the Secretary of the Company at least twenty days prior to the date of the annual meeting. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee; (3) the number of shares of stock which are beneficially owned by each such nominee; (4) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected; and (5) as to the stockholder giving such notice, (a) his or her name and address as they appear on the Bankshares’ books, and (b) the number of shares which are beneficially owned by such stockholder. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Company. Ballots bearing the names of all the persons nominated by the Nominating Committee and by stockholders shall be provided for use at the annual meeting. If the Nominating Committee shall fail or refuse to act at least twenty days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

The Personnel Committee, consisting of Directors Hundley, Rippy and Wright, each an outside director, is responsible for determining annual grade and salary levels for employees and establishing personnel policies. This committee met five times during fiscal year December 31, 2005. Each member of the Personnel Committee is independent under the listing standards of the NASDAQ Stock Market. The report of the Personnel Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Personnel Committee Report on Executive Compensation.”

Board of Directors Policies Regarding Communications With the Board of Directors and Attendance at Annual Meetings

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Cooperative Bankshares, Inc., 201 Market Street, P.O. Box 600, Wilmington, North Carolina 28402. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is addressed.

The Company does have a policy regarding Board of Directors member attendance at annual meeting of stockholders; all of the Company’s directors attended the Company’s 2005 annual meeting of stockholders.

DIRECTORS’ COMPENSATION

Members of the Board of Directors receive $1,100 per month and $500 per month for their services on the Bank Board of Directors and the Company Board of Directors, respectively. The Chairman of the Board receives an additional fee of $1,000 per month. In addition, members of the Board of Directors (except the Chairman of the Board) receives the following compensation for each committee meeting attended as follows: The Committee Chairman receives $600 per meeting and Committee members each receive $400. During the year ended December 31, 2005, each non-employee director was granted 2,000 stock options.

Director Retirement Agreements. In order to provide retirement benefits for non-employee directors, the Company entered into Director Retirement Agreements with each of the non-employee directors. Each Director Retirement Agreement provides for a benefit of $19,200 annually for a period of ten years from retirement on or after reaching the normal retirement age of 72. The Director Retirement Agreements provide for a reduced lump sum payment in the event of termination, including a change of control, with the amount varying depending on the reason for the termination. No benefit is payable in the event of termination for cause. In the event of the director’s death, a lump sum payment shall be paid to the director’s designated beneficiaries.

In order to fund the benefits payable under the Director Retirement Agreements, the Company has purchased life insurance policies on each director. The policies are designed to offset the program’s costs during the lifetime of the participant and to provide complete recovery of all the program’s costs at their death.

Director Deferred Fee Agreements. Each Director of the Company entered into Director Deferred Fee Agreements (other than Director Willetts). Pursuant to the terms of the Deferred Fee Agreements, each director may elect to defer up to 100% of the fees he would otherwise be entitled to receive for serving as director. The directors are entitled to change the election amount annually. Interest on the amount deferred is credited at a rate of 10%. Commencing one month after retirement at or after age 72, the director will be entitled to receive the balance in his deferral account in 120 monthly installments. In the event of termination of service prior to reaching age 72 for reasons other than death or a change of control, the director will be entitled to receive the balance in his deferral account in a lump sum payment. In the event of a change in control, pursuant to the terms of the Director Deferred Fee Agreements with Bankshares, a director will be entitled to receive a lump sum payment in the amount of the greater of such director’s deferral account or $169,748. The Deferred Fee Agreements between the directors and the Bank provide for a lump sum payment upon a change of control in the amount of the greater of the director’s deferral account and $77,158. In the event of the death of a director, whether before or after termination of service but before payments have commenced, the director’s beneficiary will be entitled to receive in a lump sum the director’s deferral account balance. In the event of the death of the director after payments have commenced, such beneficiary will be entitled to receive the remaining payments due to him at the same time and in the same amounts as the director was receiving at the time of death.

EXECUTIVE COMPENSATION

The Personnel Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Board of Directors Personnel Committee Report on Executive Compensation

General: The Personnel Committee of the Board of Directors is composed entirely of outside directors. With assistance from an outside consulting firm, the Personnel Committee administers the executive compensation policies. The Committee is responsible for developing and making recommendations to the Board of Directors concerning compensation paid to the Chief Executive Officer and the oversight of the Company’s executive compensation program, including employee benefit plans.

The Committee makes its recommendations to the Board of Directors on the basis of its annual review and evaluation of the Company’s corporate performance and the compensation of its executive officers compared to other companies similar in size and market capitalization.

Executive Compensation Program: The executive compensation program, which was developed with the objective of attracting and retaining highly qualified and motivated executives, and recognizing and rewarding outstanding performance, has the following components: (i) base salaries, (ii) stock options and (iii) incentive compensation. Since the year 2002, the Company has used an independent third party to review compensation of the executive officers.

Base Salary: Base salaries are determined through a review of a combination of peer compensation and individual and corporate performance. Results of the America’s Community Bankers, the North Carolina Banking Survey, and SNL Securities Executive Compensation Review, as well as four other salary survey sources, are compared to salaries of the Company’s executive officers. Peer groups are compared to the Company by asset range and geographic region. By comparison, base salaries for the Company’s executive officers were in the low to average range for comparable peer groups.

Incentive Compensation of Executive Officers: In the year 2002, a new plan to meaningfully relate compensation to performance was instituted. It is designed to stimulate and reward executives with bonuses based on surpassing a set threshold of net earnings, maintaining a specific level of asset quality, and the accomplishment of specific components of the Strategic Plan. The compensation plan is reviewed and updated annually as appropriate. During 2005, the Management Incentive Plan measured profitability, growth of assets and non-interest income and asset quality. The maximum eligible bonus is 50% for the chief executive officer and 35% of the other executives’ salaries. For 2005, executives were paid bonuses totaling $175,366 including a bonus paid to Mr. Willetts in the amount of $82,015. Distribution of bonuses is deferred until the Audit Committee has received and approved the year-end audit but before March 15 of the subsequent year.

Compensation of the Chief Executive Officer: The base salary of the Chief Executive Officer is established by the terms of the employment agreement entered into between Mr. Frederick Willetts, III and the Bank in 1991 (Please see “Employment and Change in Control Agreements”). For fiscal year ending 2005, Mr. Willetts’ salary was $250,000; for fiscal year ending 2006 Mr. Willett’s salary is $295,000. His base salary is determined by the Committee’s review and evaluation of the compensation of chief executives of other companies similar in size and market capitalization to the Bank. The geographic regions used for the surveys were North Carolina, South Atlantic regional and U.S. financial institutions. The survey asset range used by the America’s Community Bankers was $501 million to $1 billion and the asset range used by the North Carolina Banking Survey was $400 million and above. The asset range for the SNL Securities Executive Compensation Review was $500 million to $1 billion with fifty-one institutions reporting. The number of institutions reporting data for the America’s Community Bankers survey in the $501 million to $1 billion asset group was fifty-seven; the number reporting for the Southeast region was thirty-seven. The number of institutions reporting for North Carolina Banking by assets in excess of $400 million was fourteen. There were eighty institutions reporting in the national survey peer groups.

PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS

James D. Hundley

R. Allen Rippy

O. Richard Wright, Jr.

Personnel Committee Interlocks and Insider Participation

The Company had no “interlocking” relationships that existed during the year ended December 31, 2005 in which (i) any executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity (other than the Company), one of whose executive officers served on the Personnel Committee of the Company, (ii) any executive officer of the Company served as a director of another entity, one of whose executive officers served on the Personnel Committee of the Company, or (iii) any executive officer of the Company or the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity (other than the Company, one of whose executive officers served as a member of Bankshares or the Bank’s Board of Directors.

Summary Compensation Table. The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the other executive officers whose salary and bonus exceeded $100,000 (each, a “Named Executive Officer”). Except as set forth below, no other executive officer received salary and bonuses in excess of $100,000 during the year ended December 31, 2005.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options (2)	All Other Compensation
Frederick Willetts, III	2005	$250,000	$82,015	7,000	$98,356	(1)
Chairman, President and	2004	$238,000	$101,200	10,500	$64,791
Chief Executive Officer	2003	$230,000	$107,500	—	$59,140

O. C. Burrell, Jr.	2005	$165,000	$37,871	3,700	$61,921	(1)
Executive Vice President	2004	$157,000	$47,092	5,550	$17,621
Chief Operating Officer	2003	$152,000	$49,000	—	$49,816

Todd L. Sammons, CPA	2005	$120,000	$27,740	3,000	$560	(1)
Senior Vice President and	2004	$115,000	$29,400	7,500	$474
Chief Financial Officer	2003	$100,000	$31,000	—	—

Dickson B. Bridger	2005	$120,000	$27,740	3,000	$668	(1)
Senior Vice President	2004	$115,000	$26,985	7,500	$630
Mortgage Lending	2003	$100,000	$31,000	—	—

(1)	For Mr. Willetts, “All Other Compensation” consists of directors’ fees ($31,200) and expenses associated with an indexed retirement agreement ($54,929) and expenses associated with a split dollar life insurance agreement ($12,227). For Mr. Burrell, “All Other Compensation” consists of expense associated with an indexed retirement agreement ($58,961) and expenses associated with a split dollar life insurance agreement ($2,960). For Messrs. Bridger and Sammons “All Other Compensation” consists of expenses associated with supplemental life insurance.
(2)	All shares adjusted for 3-for-2 stock split distributed on February 24, 2005.

Option Grants in Fiscal Year 2005. The following table contains information concerning the grants of stock options during the year ended December 31, 2005. All such options were granted under the 1998 Stock Option and Incentive Plan and were fully vested at the date of grant.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Grants to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options (1)
					5%	10%
Frederick Willetts, III	7,000	21.8%	$20.66	2015	$90,951	$230,487
O. C. Burrell, Jr.	3,700	11.5%	$20.66	2015	48,074	121,829
Todd L. Sammons	3,000	9.4%	$20.66	2015	38,979	98,780
Dickson B. Bridger	3,000	9.4%	$20.66	2015	38,979	98,780

(1)	The dollar gains under these columns result from calculations required by the Securities and Exchange Commission’s rules and are not intended to forecast future price appreciation of the common stock. It is important to note that options have value only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of Bankshares’ common stock as of the expiration date of the options would be approximately $33.65 per share and $53.59 per share, respectively.

Aggregated Option Exercises and Option Year-end Value Table. The following table sets forth information regarding option exercises during 2005 and the number and value of options held by each of the Named Executive Officers at the end of 2005 after giving effect to the 3-for-2 stock split distributed on February 24, 2005.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Fiscal Year-End (All Immediately Exercisable)	Value of Unexercised In-the-Money Options at Fiscal Year-End (All Immediately Exercisable) (1)
Frederick Willetts, III	—	—	43,000	$353,145
O. C. Burrell, Jr.	7,201	$136,050	15,556	$59,392
Todd L. Sammons, CPA	—	—	18,750	$126,390
Dickson B. Bridger	—	—	19,500	$136,155

(1)	Based on the difference (after giving effect to the 3-for-2 stock split distributed on February 24, 2005) between (i) the reported closing sale price per share on the NASDAQ National Market at December 31, 2005 of $20.35 per share and (ii) the option exercise price per share.

Pension Plan. The following table indicates the annual retirement benefit that would be payable under the plan upon retirement at age 65 to a participant electing to receive his retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service.

High-5 Average Salary	5 Years Benefit Service	10 Years Benefit Service	15 Years Benefit Service	20 Years Benefit Service	25 Years Benefit Service	30 Years Benefit Service	35 Years Benefit Service	40 Years Benefit Service
$10,000	$600	$1,300	$1,900	$2,500	$3,100	$3,800	$4,400	$5,300
30,000	1,900	3,800	5,600	7,500	9,400	11,300	13,100	15,800
60,000	4,000	8,100	12,100	16,100	20,200	24,200	28,200	33,500
90,000	6,700	13,300	20,000	26,600	33,300	39,900	46,600	54,500
120,000	9,300	18,600	27,800	37,100	46,400	55,700	65,000	75,500
150,000	11,900	23,800	35,700	47,600	59,500	71,400	83,400	96,500
160,000	12,800	25,600	38,300	51,100	63,900	76,700	89,500	103,500
170,000	13,700	27,300	41,000	54,600	68,300	81,900	95,600	110,500
200,000	16,300	32,600	48,800	65,100	81,400	97,700	114,000	131,500

As of December 31, 2005, Messrs. Willetts, Burrell, Sammons and Bridger had 33, 12, 19 and 21 years of service, respectively, under the Pension Plan.

Employment and Change in Control Agreements. The Bank maintains an employment agreement with Frederick Willetts, III, Chairman, President and Chief Executive Officer. The employment agreement has a term of five years, and provides for a current annual base salary of $295,000 ($250,000 for the fiscal year ended December 31, 2005). The employment agreement provides for a salary review by the Board of Directors not less often than annually with increases to be made in the Board’s sole discretion, and also provides for inclusion in any customary fringe benefits and vacation and sick leave. The employment agreement is terminable upon death, and is terminable by the Bank for “just cause” as defined in the employment agreement. If the Bank terminates Mr. Willetts’ employment without just cause, he will be entitled to a continuation of his salary and other benefits from the date of termination through the remaining term of the agreement. Mr. Willetts is able to terminate his employment agreement by providing written notice to the Board of Directors.

Mr. Willetts’ employment agreement contains a provision stating that in the event of the voluntary or involuntary termination of employment, absent “just cause”, in connection with, or within one year after, any change in control of the Company or the Bank, Mr. Willetts will be paid a sum equal to 2.99 times the average annual compensation he received during the five taxable years immediately prior to the date of change in control. “Control” generally refers to the ownership, holding or power to vote more than 25% of the Company’s voting stock, the control of the election of a majority of directors or the exercise of a controlling influence over the management or policies of the Company or the Bank by any person or group.

The Bank also maintains Change in Control agreements with each of O. C. Burrell, Jr., Executive Vice President and Chief Operating Officer, Todd L. Sammons, Senior Vice President and Chief Financial Officer and Dickson B. Bridger, Senior Vice President/Mortgage Lending. The agreement provides that in the event of his involuntary termination of employment with the Bank, in connection with, or within one year after, any change in control of the Bank, the employee shall be paid an amount equal to his “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code. “Control” is defined in the same way as under Mr. Willetts’ employment agreement. The Bank would also continue to pay for the executive’s life, health and disability coverage for 36 months following termination.

The aggregate payments to Messrs. Willetts, Burrell, Sammons and Bridger, assuming the termination of employment or other triggering events under the foregoing circumstances at December 31, 2005, and also assuming that the executive would not receive any other excess parachute payments (as defined in Section 280G of the Internal Revenue Code) would be approximately $901,136, $630,386, $458,662 and $459,578, respectively.

The provisions of these agreements may have the effect of discouraging a future takeover attempt in which stockholders of the Company otherwise might receive a premium for their shares over then-current market prices.

Executive Indexed Retirement Agreements. The Bank has entered into Executive Indexed Retirement Agreements with each of Messrs. Willetts and Burrell. The purpose of these agreements is to help retain qualified management for certain key positions by offering a benefit that rewards key officers of the Company for their years of service. The agreements with the executives establish pre-retirement accounts for the benefit of each of them which are increased or decreased each year by an amount equal to the difference between the after-tax earnings on specified adjustable life insurance contracts less that year’s premium expense and less the Bank’s cost of funds expense on premiums paid to date (the “Index Retirement Benefit”). If the executives remain in the employment of the Bank until age 65, they will be entitled to receive the balance in their pre-retirement account as of the Plan Year ending immediately preceding the attainment of age 65 in 288 equal monthly installments (the “Primary Normal Retirement Benefit”). In addition, within 60 days following the end of the Plan Year following the executive’s termination of employment and continuing until his death, the Bank shall pay a “Secondary Normal Retirement Benefit” in an amount based upon the return on the increase in the cash surrender value of certain insurance policies used to fund these agreements. In the event of disability, the executives will become 100% vested in their accounts and entitled to immediately begin receiving their retirement benefits. In the event of the executive’s death, the remaining unpaid balance of their account shall be paid in a lump sum to their designated beneficiaries. If the executives voluntarily resign before reaching age 65, they will not be entitled to receive any payment. If the executives are involuntarily terminated prior to age 65 (other than for cause, due to disability or as a result of a Change in Control) they will be entitled to receive in a lump sum the value of their retirement accounts as of the end of the last plan year. In the event the executives are terminated within 12 months following a change in control, they will be entitled to receive their benefits at age 65 as if they had been continuously employed until age 65. For purposes of the agreements, a change in control will occur if any corporation, person or group acquires more than 25% of the voting stock of the Company or the Bank. At December 31, 2005, the balances in the pre-retirement accounts of Messrs. Willetts and Burrell were $145,925 and $211,581, respectively.

In order to fund the benefits payable under the Executive Indexed Retirement Agreements, the Bank has purchased life insurance policies on Messrs. Willetts and Burrell. The policies are designed to offset the program’s costs during the lifetime of the participant and to provide complete recovery of all the program’s costs at their death. The Bank is the sole owner of these policies and has exclusive rights to the cash surrender value. The Company has entered into split dollar agreements with the executives similar to those entered into with directors. In addition, the company has purchased supplemental life insurance policies on Todd L. Sammons and Dickson B. Bridger.

COMPARATIVE STOCK PERFORMANCE GRAPH

The graph and table which follow show the cumulative total return on the Common Stock of Bankshares for the five years ended December 31, 2005, compared with the cumulative total return of the NASDAQ Stock Market Index for U.S. Companies and the NASDAQ Bank Stocks Index over the same period. Cumulative total return on the stock or the index equals the total increase in value since December 31, 2000 assuming reinvestment of all dividends paid into the stock or the index, respectively.

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
COOPERATIVE BANKSHARES, INC.	100.00	112.05	167.76	272.11	292.18	331.14
NASDAQ STOCK MARKET (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73
NASDAQ BANK	100.00	106.35	107.47	137.00	154.24	149.95

AUDIT COMMITTEE REPORT

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.” In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of the Company’s independent auditors.

THE AUDIT COMMITTEE

F. Peter Fensel, Jr.

Paul G. Burton

H. Thompson King, III

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Dixon Hughes PLLC to be the Company’s independent registered public accounting firm for the 2006 fiscal year, subject to ratification by stockholders. A representative of Dixon Hughes PLLC is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast by stockholders at the annual meeting, the Audit Committee may consider another independent registered public accounting firm.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm.

AUDIT AND NON-AUDIT FEES

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2005 and 2004 by Dixon Hughes PLLC:

	2005	2004
Audit fees	$69,700	$82,100
Audit related fees	$11,038	$16,000
Tax fees (1)	$15,265	$9,000
All other fees (2)	$4,200	$2,305

(1)	Consists of tax filing and tax related compliance and other advisory services.
(2)	Non audit related consulting regarding regulatory capital.

APPROVAL OF SERVICES BY THE INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee’s charter states that the Audit Committee shall pre-approve all audit fees and terms and all non-audit services provided by the independent auditor, and shall consider whether these services are compatible with the auditor’s independence. This approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation. During the fiscal year ended December 31, 2005 the Audit Committee approved 100% of each of “Audit related,” “Tax fees” and “All other fees.”

TRANSACTIONS WITH MANAGEMENT

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to regulations promulgated under the 1934 Act, Bankshares’ officers, directors and persons who own more than ten percent of the outstanding common stock (collectively, the “Reporting Persons”) are required to file reports detailing their ownership and changes of ownership in such common stock, and to furnish Bankshares with copies of all such reports. Based solely on its review of the copies of such reports received during or with respect to the fiscal year ended December 31, 2005, the Company and all of its Reporting Persons have complied with the reporting requirements with the exception of Dickson B. Bridger who inadvertently failed to timely file transactions regarding the gifts of shares to his sons of Common Stock.

MISCELLANEOUS

The cost of soliciting proxies will be borne by Bankshares. In addition to the solicitation of proxies by mail, Morrow & Co., a proxy soliciting firm, will assist the Company in soliciting proxies for the meeting and will be paid a fee of approximately $4,000 plus reimbursement for out-of-pocket expenses. Proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company without additional compensation therefore. Bankshares will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

The Company’s Annual Report to Stockholders for the year ended December 31, 2005, including financial statements, is being mailed to all stockholders of record as of the record date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

It is our policy to “household” annual reports, proxy materials and similar documents. Only one Annual Report to Stockholders and one Proxy Statement is being sent to multiple shareholders sharing a single address, unless the Company has received instructions to the contrary. We will continue to separately mail a proxy card for each registered stockholder account. You may request (in writing) additional copies of proxy materials to: Investor Relations Department, Cooperative Bankshares, Inc., P.O. Box 600, Wilmington, NC 28402, telephone number 910-343-0181.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at 201 Market Street, Wilmington, North Carolina 28401, no later than November 28, 2006. Any such proposal shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

Stockholder proposals to be considered at the Annual Meeting, other than those submitted pursuant to the Exchange Act, must be stated in writing and filed with the Secretary of the Company, not less than twenty days prior to the date of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Linda B. Garland
Vice President and Secretary

Wilmington, North Carolina

March 28, 2006

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, COOPERATIVE BANKSHARES, INC., P. O. BOX 600, WILMINGTON, NORTH CAROLINA 28402. IT IS ALSO AVAILABLE ON THE COMPANY WEBSITE (PDF FORMAT) AT WWW.COOP-BANK.COM

REVOCABLE PROXY

COOPERATIVE BANKSHARES, INC.

Wilmington, North Carolina

ANNUAL MEETING OF STOCKHOLDERS

April 28, 2006

The undersigned hereby appoints Paul G. Burton, H. Thompson King, III and R. Allen Rippy of Cooperative Bankshares, Inc. with full powers of substitution, to act as proxies for the undersigned to vote all shares of the common stock, $1.00 par value, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hilton Wilmington Riverside, 301 North Water Street, Wilmington, North Carolina, on Friday, April 28, 2006 at 11:00 a.m., and at any and all adjournments thereof, as follows:

		FOR	AGAINST	VOTE WITHHELD
1.	The election as directors of the nominees listed below (except as marked to the contrary below).

	Frederick Willetts, III	☐	☐	☐
	F. Peter Fensel, Jr.	☐	☐	☐

2.	The ratification of the selection of Dixon Hughes PLLC as independent registered accounting firm for fiscal year 2006	☐	☐	☐

The Board of Directors recommends a vote “FOR” nominees listed above and “FOR” the ratification of the selection of Dixon Hughes PLLC as independent registered accounting firm.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY SHALL BE VOTED FOR EACH OF THE ITEMS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE 2006 ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt prior to the execution of this proxy, of the Notice of Annual Meeting, the Proxy Statement, and the Company’s Annual Report to Stockholders for the Fiscal Year Ended December 31, 2005. The undersigned hereby revokes any and all proxies heretofore given with respect to the undersigned’s shares of the Company’s Common Stock.

Dated:             , 2006

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

March 28, 2006

Dear Plan Participant:

In connection with the Annual Meeting of Stockholders of Cooperative Bankshares, Inc. (the “Company”) you may direct the voting of the shares of Cooperative Bankshares, Inc. common stock (“Common Stock”) credited to your employee stock ownership account in the Cooperative Bank for Savings, Inc. SSB 401(k) Supplemental Retirement Plan (the “Plan”).

On behalf of the Board of Directors, I am forwarding to you a blue voting instruction form, provided for the purpose of conveying your voting instructions to Frederick Willetts, III (the “ESOP Trustee”). Also enclosed is a Proxy Statement for the Annual Meeting of Stockholders to be held on April 28, 2006. If you would like a copy of the Annual Report and have not received one, please contact Linda Garland at (910) 343-0181.

As of the Record Date, March 1, 2006, the Plan Trust held 135,622 shares of Common Stock. These shares will be voted by the ESOP Trustee as directed by Plan participants, provided participants submit their instructions to the ESOP Trustee on or before April 15, 2006. Shares for which no timely instructions are received by the ESOP Trustee, will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions the ESOP Trustee has received from participants regarding the shares of Common Stock credited to their accounts, so long as such vote is in accordance with the Employee Retirement Income Security Act of 1974, as amended.

In order to direct the voting of shares of Common Stock credited to your account, please complete and sign the enclosed blue voting instruction form and return it in the enclosed envelope no later than April 15, 2006. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Cooperative Bank.

Sincerely,

/s/ Frederick Willetts, III

Frederick Willetts, III President and Chief Executive Officer

VOTING INSTRUCTION FORM

FOR THE COOPERATIVE BANK FOR SAVINGS, INC. SSB

401(k) SUPPLEMENTAL RETIREMENT PLAN

ANNUAL MEETING OF COOPERATIVE BANKSHARES, INC. STOCKHOLDERS

April 28, 2006

The undersigned hereby directs Frederick Willetts, III as Trustee for the Cooperative Bank for Savings, Inc. SSB 401(k) Supplemental Retirement Plan (the “Plan”) to vote all shares of the Cooperative Bankshares, Inc., common stock credited to his or her employee stock ownership account in the Plan at the Annual Meeting of Stockholders to be held at the Hilton Wilmington Riverside, 301 North Water Street, Wilmington, North Carolina, on Friday, April 28, 2006 at 11:00 a.m., and at any and all adjournments thereof, as follows:

		FOR	AGAINST	VOTE WITHHELD
1.	The election as directors of the nominees listed below (except as marked to the contrary below).

	Frederick Willetts, III	☐	☐	☐
	F. Peter Fensel, Jr.	☐	☐	☐

3.	The ratification of the selection of Dixon Hughes PLLC as independent registered accounting firm for fiscal year 2006	☐	☐	☐

The Board of Directors recommends a vote “FOR” nominees listed above and “FOR” the ratification of the selection of Dixon Hughes PLLC as independent registered accounting firm.

The ESOP Trustee is hereby authorized to vote all shares of Cooperative Bankshares, Inc. common stock credited to my employee stock ownership account in the Cooperative Bank for Savings, Inc. SSB 401(k) Supplemental Retirement Plan as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed envelope no later than April 15, 2006.